UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Bio-Imaging Technologies, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                     11-2872047
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(State of Incorporation or Organization)       (IRS Employer Identification No.)


       826 Newtown-Yardley Road
       Newtown, Pennsylvania                                 18940
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(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
      N/A
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(If applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of Each Class                   Name of Each Exchange on Which
     to be so Registered                   Each Class is to be Registered
     -------------------                   ------------------------------

None.


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None.
                                ----------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The common stock of Bio-Imaging Technologies, Inc., a Delaware corporation (the "Company"), $0.00025 par value per share (the "Common Stock"), previously registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is being withdrawn from registration under Section 12(b) of the Exchange Act. The Common Stock will be registered under Section 12(g) of the Exchange Act pursuant to the registration statement on Form 8-A being filed concurrently herewith.


ITEM 2.     EXHIBITS.

            Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  Bio-Imaging Technologies, Inc.


Date:  December 16, 2003                          By: /s/ Ted I. Kaminer
                                                     ---------------------------
                                                     Ted I. Kaminer
                                                     Chief Financial Officer